Exhibit 23.1(11)

Consent of Independent Registered Public Accounting Firm

GlyEco, Inc.
Phoenix, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 15, 2014, relating to the consolidated financial statements of GlyEco, Inc., as of and for the year ending December 31, 2013, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Certified Public Accountants Phoenix, Arizona

June 30, 2014